UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2017

Tutor Perini Corporation

(Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation or organization)	1-6314 (Commission file number)	04-1717070 (I.R.S. Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (818) 362-8391

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                        Entry into a Material Definitive Agreement

6.875% Senior Notes due 2025

On April 20, 2017 (the “Closing Date”), Tutor Perini Corporation (the “Company”) completed the previously announced sale of $500.0 million in aggregate principal amount of 6.875% Senior Notes due 2025 (the “Notes”) at an issue price of 100.0% (the “Notes Offering”).

The Company is using the net proceeds from this offering, together with borrowings under a New Revolving Credit Facility (as defined below), to repurchase the Company’s 7 5/8% Senior Notes due 2018 (the “Existing Notes”) accepted through the tender offer (the “Tender Offer”) announced on April 10, 2017 and the subsequent redemption, to pay off its existing term loan and existing revolver and to pay transaction fees and expenses related to the offering.

The Notes and related guarantees were offered only to persons believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. The Notes and related guarantees have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. This report shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes and related guarantees in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

On the Closing Date, the Company settled the Tender Offer to repurchase any and all of its Existing Notes. The Company accepted for purchase approximately $131.4 million (or approximately 43.79%) of the outstanding Existing Notes. The Company paid all holders of Existing Notes accepted for purchase in the Tender Offer $1,004.00 per $1,000.00 principal amount of Existing Notes tendered plus accrued and unpaid interest thereon from the last interest payment date to, but not including, the Closing Date.

In addition, on the Closing Date, the Company delivered a Notice of Full Redemption of its intent to redeem the remaining outstanding Existing Notes on May 20, 2017 (the “Redemption Date”), pursuant to the indenture governing the Existing Notes, at a redemption price equal to 100% of the principal amount thereof (or $1,000.00 per $1,000.00 in principal amount), plus accrued and unpaid interest (the “Redemption Price”) to, but excluding, the Redemption Date.  On the Closing Date, the Company sent to the Trustee of the Existing Notes an amount equal to the Redemption Price, or approximately $175.7 million, and discharged the indenture governing the Existing Notes.

Indenture

The terms of the Notes are governed by the indenture, dated as of the Closing Date (the “Indenture”), among the Company, the guarantors named therein (the “Guarantors”) and Wilmington Trust, National Association, as trustee (the “Trustee”).

The Notes bear interest at a rate of 6.875% and mature on May 1, 2025. Interest is payable on the Notes on May 1 and November 1 of each year, commencing on November 1, 2017.

The obligations of the Company under the Notes and the Indenture are, jointly and severally, unconditionally guaranteed on a senior unsecured basis by each existing and future wholly-owned subsidiary that guarantees the Company’s obligations under the 2017 Credit Facility (as defined below), subject to certain exceptions.

The Notes and the guarantees are the Company’s and the Guarantors’ senior unsecured obligations and rank equally in right of payment with the Company’s and the Guarantors’ existing and future senior unsecured obligations, including the obligations of the Company under its 2.875% Convertible Senior Notes due 2021 (the “Convertible Notes”). The Notes and the guarantees are effectively subordinated to all of the Company’s and the Guarantors’ secured indebtedness, including the 2017 Credit Facility (to the extent of the value of the collateral securing such indebtedness) and are structurally subordinated to all existing and future liabilities of each of the Company’s existing and future subsidiaries that do not guarantee the Notes.

The Indenture contains restrictive covenants that limit the ability of the Company and its restricted subsidiaries to, among other things, incur additional indebtedness, declare or pay dividends, redeem stock or make other distributions to stockholders, make investments, create liens or use assets as security in other transactions, effect mergers and consolidations, enter into transactions with affiliates, sell or transfer certain assets, and agree to certain restrictions on the ability of restricted subsidiaries to make payments to the Company.

Certain of these covenants will be suspended if the Notes are assigned an investment grade rating by any two of Standard & Poor’s Investors Ratings Services, Moody’s Investors Service, Inc. or Fitch Ratings, Inc. and no default or event of default has occurred and is continuing under the Indenture.

The Indenture provides for events of default (subject in certain cases to customary grace and cure periods), which include, among others, nonpayment of principal or interest when due, breach of covenants or other agreements in the Indenture, defaults in payment of certain other indebtedness and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of 30% in principal amount of the outstanding Notes may declare the principal of and accrued and unpaid interest on all of the Notes to be immediately due and payable.

At any time prior to May 1, 2020, the Company may redeem the Notes in whole or in part at a redemption price equal to 100% of the principal amount of the Notes plus the “applicable premium” set forth in the Indenture. At any time on or after May 1, 2020, the Company may redeem the Notes at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. In addition, at any time prior to May 1, 2020, the Company may redeem up to 40% of the original aggregate principal amount of the Notes with the “net cash proceeds” of one or more equity offerings, as described in the Indenture, at a price equal to 106.875% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If the Company experiences certain change of control events, holders of the Notes may require it to repurchase all or part of their Notes at 101.0% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The foregoing summary of the Indenture is qualified in its entirety by reference to the actual Indenture, a copy of which is filed herewith as Exhibit 4.1 and incorporated by reference herein.

2017 Credit Facility

Concurrent with the Notes Offering, the Company entered into a new credit agreement (the “Credit Agreement”) with SunTrust Bank, as Administrative Agent, Swing Line Lender and L/C Issuer (each as defined in the Credit Agreement); BMO Harris Bank N.A., as syndication agent; Manufacturers and Traders Trust Company, PNC Bank, National Association and Comerica Bank, as co-documentation agents; and the other lenders party thereto. The Credit Agreement provides for a $350.0 million revolving credit facility (the “New Revolving Credit Facility”) and sublimits for the issuance of letters of credit and swingline loans up to the aggregate amount of $150.0 million and $10.0 million, respectively.

Borrowings under the Credit Agreement will mature on April 20, 2022, unless any of the Convertible Notes are outstanding on December 17, 2020, in which case all such borrowings will mature on December 17, 2020 (subject to certain further exceptions).

The Credit Agreement permits the Company to repay any or all borrowings outstanding under the Credit Agreement at any time prior to maturity without penalty. The Credit Agreement requires the Company to repay borrowings under the Credit Agreement if (i) its total outstanding borrowings at any time exceed total commitments or (ii) the Company sells any Mortgaged Property (as defined in the Credit Agreement) following a default or event of default and such sale results in net cash proceeds.

Subject to certain important exceptions, the Company has the right to increase the commitments under the New Revolving Credit Facility and/or to establish one or more term loan commitments in an aggregate amount up to $150.0 million at any time prior to maturity.

Borrowings under the New Revolving Credit Facility bear interest, at the Company’s option, at a rate equal to a margin over (a) LIBOR plus a margin of between 1.50% and 3.00% (which is initially 2.50%) or (b) a base rate (determined by reference to the highest of (i) the administrative agent’s prime lending rate, (ii) the federal funds effective rate plus 50 basis points and (iii) the LIBOR rate for a one-month interest period plus 100 basis points) plus a margin of between 0.50% and 2.00% (which is initially 1.50%), in each case based on the Consolidated Leverage Ratio (as defined in the Credit Agreement). In addition to paying interest on outstanding principal under the Credit Agreement, the Company will pay a commitment fee to the lenders under the New Revolving Credit Facility in respect of the unutilized commitments thereunder. The Company will pay customary letter of credit fees. If an event of default occurs and is continuing, the otherwise applicable margin and letter of credit fees will be increased by 2% per annum.

The obligations under the Credit Agreement are unconditionally guaranteed by, subject to certain exceptions, each of the Company’s existing and future material domestic subsidiaries.

Subject to certain exceptions, the New Revolving Credit Facility, the guarantees and any hedging obligations and bank product obligations are secured on a first priority basis by a perfected security interest in substantially all of the Company’s and each Guarantor’s assets, including a pledge of all of the shares of capital stock of the Guarantors and 65% of the shares of the capital stock of the Company’s or any Guarantor’s first-tier foreign subsidiaries.

The Credit Agreement contains a number of significant affirmative and negative covenants and events of default. Such covenants, among other things, restrict, subject to certain exceptions, the ability of the Company and certain of its subsidiaries to:

•                  incur or guarantee additional debt or issue disqualified stock or preferred stock;

•                  pay dividends and make other distributions on, or redeem or repurchase, capital stock;

•                  make certain investments;

•                  incur certain liens;

•                  enter into transactions with affiliates;

•                  merge or consolidate;

•                  enter into agreements that restrict the ability of certain of the Company’s subsidiaries to make dividends or other payments to the Company; and

•                  transfer or sell assets.

The Credit Agreement requires the Company and its restricted subsidiaries to maintain (a) a maximum consolidated net leverage ratio of 4.00 to 1.00, stepping down to 3.50 to 1.00 beginning the quarter ending March 31, 2018 and 3.25 to 1.00 beginning the quarter ending March 31, 2019 and (b) a fixed charge coverage ratio of 1.25 to 1.00. In addition, the Credit Agreement contains certain customary representations and warranties, affirmative covenants and events of default. Under such terms, if an event of default occurs, the lenders under the Credit Agreement are entitled to take various actions, including the acceleration of amounts due under the Credit Agreement and all actions permitted to be taken by a secured creditor.

The foregoing summary of the Credit Agreement is qualified in its entirety by reference to the actual Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 19, 2017, the Company appointed Ryan J. Soroka as Vice President and Chief Accounting Officer of the Company.  Mr. Soroka will also serve as the Company’s principal accounting officer, effective April 21, 2017.

Mr. Soroka, age 35, served as Vice President of Finance Operations of the Company from January 2015 to April 2017. From October 2013 to November 2016, Mr. Soroka served as Vice President and Chief Financial Officer of Frontier-Kemper Constructors, Inc., a subsidiary of the Company. From June 2011 to October 2013, he served as Director of Technical Accounting at the Company. Prior to that time, from August 2004 to June 2011, Mr. Soroka worked at Deloitte & Touche, LLP, most recently as Manager, Assurance and Advisory Services. Mr. Soroka has a B.S. in Business Administration from the University of Southern California and is a Certified Public Accountant (inactive).

Mr. Soroka succeeds Ronald P. Marano II, who resigned as Vice President and Chief Accounting Officer effective April 21, 2017 to become the chief financial officer of another company.

Item 9.01.                                        Financial Statements and Exhibits

(d)                                 Exhibits

Exhibit Number	Description
4.1	Indenture, dated as of April 20, 2017, among Tutor Perini Corporation, the guarantors named therein and Wilmington Trust, National Association, as trustee

10.1

Credit Agreement, dated as of April 20, 2017, by and among Tutor Perini Corporation, the subsidiaries of Tutor Perini Corporation identified therein, SunTrust Bank, as Administrative Agent, Swing Line Lender and L/C Issuer, and the other lenders from time to time party thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUTOR PERINI CORPORATION

Date: April 24, 2017	By:	/s/ Gary G. Smalley
Gary G. Smalley
Executive Vice President and Chief Financial Officer